UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2005

MARKWEST HYDROCARBON, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14841	84-1352233
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

155 Inverness Drive West, Suite 200, Englewood, CO 80112-5000

(Address of principal executive offices)

Registrant’s telephone number, including area code  303-290-8700

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 22, 2005, MarkWest Hydrocarbon, Inc. publicly disseminated a press release announcing the appointment of Michael L. Beatty to its Board of Directors effective July 22, 2005.  Mr. Beatty was appointed to the Audit Committee of the Board.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 8.01.                                          Other Events.

On July 22, 2005, MarkWest Hydrocarbon, Inc. publicly disseminated a press release announcing that its Board of Directors had declared a cash dividend in the amount of $0.10 per share of it common stock, payable on August 22, 2005, to the stockholders of record on August 15, 2005.  The ex-dividend date is August 11, 2005.  A copy of the press release is filed as Exhibit 99.2 to this report.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

99.1	Press release, dated July 22, 2005, announcing appointment of Michael L. Beatty to the Board of Directors.
99.2	Press release, dated July 22, 2005, announcing second quarter dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKWEST HYDROCARBON, INC.
(Registrant)

Date: July 28, 2005	By:	/s/ James G. Ivey
James G. Ivey
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated July 22, 2005, announcing appointment of Michael L. Beatty to the Board of Directors.
99.2	Press release, dated July 22, 2005, announcing second quarter dividend.